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                                THE LAUREL FUNDS, INC.

                                ARTICLES SUPPLEMENTARY


     These Articles Supplementary are made this 15th day of October, 1993 to the Articles of Incorporation of The Laurel Funds, Inc. (the
     "Corporation") dated July 31, 1987.

                                     WITNESSETH:

     WHEREAS, the Corporation is a registered open-end investment management company under the Investment Company Act of 1940; and

     WHEREAS, pursuant to Section 5.1 of the Articles of Incorporation, the total number of shares of capital stock which the Corporation shall have the authority to issue is five billion (5,000,000,000) shares, of the par value of one-tenth of one cent ($.001) and the aggregate par value of five million dollars ($5,000,000); and

     WHEREAS, in accordance with Section 2-105(c) of the Annotated Code of Maryland, the Board of Directors of the Corporation have authorized an increase the aggregate number of shares of stock;

     NOW, THEREFORE, the first sentence of Section 5.1 of the Articles of Incorporation is hereby amended to read as follows:

              "The total number of shares of capital stock which the Corporation shall have authority to issue is twenty five billion (25,000,000,000) shares, of the par value of one-tenth of one cent ($.001) (the "Shares"), and of the aggregate par value of twenty five million dollars ($25,000,000)."

     The undersigned hereby certifies that these Articles Supplementary as set forth above have been duly adopted in accordance with the provisions of the Articles of Incorporation.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of date and year first above written.


     Attest                                     THE LAUREL FUNDS, INC.


     /s/ Amy L. Oster                           /s/ Thomas A. Early
     -------------------------                  -----------------------
     Amy L. Oster                               Thomas A. Early
     Assistant Secretary                        Vice President and Secretary
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     STATE OF WASHINGTON       )
     COUNTY OF PIERCE          )

     The undersigned, Thomas A. Early, being first duly sworn, deposes and says:

     That he has executed the foregoing Supplementary Articles for and on behalf of The Laurel Funds, Inc., that he is a Vice President and the Secretary of The Laurel Funds, Inc. and is fully authorized to execute and file such Supplementary Articles; that he is familiar with the content of the Supplementary Articles; and that to the best of his knowledge, information and belief the statements made in such Supplementary Articles are true.


                                       /s/ Thomas A. Early
                                       -------------------------------
                                       Thomas A. Early


     Subscribed and sworn to before me
     this 15th day of October, 1993


     /s/ Margaret Foster
     ---------------------------------

            NOTARY PUBLIC


     In and for the County of Pierce
     State of Washington
     My Commission Expires: 6/15/94
     (Notarial Seal)
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